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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               __________________


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): December 30, 2004




                             ABLE LABORATORIES, INC.
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               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)



          DELAWARE                  001-11352                   04-3029787
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(STATE OR OTHER JURISDICTION       (COMMISSION                (IRS EMPLOYER
     OF INCORPORATION)             FILE NUMBER)           IDENTIFICATION NUMBER)



                      1 ABLE DRIVE, CRANBURY, NJ          08512
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               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)



                                 (609) 495-2800
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              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)





Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01    ENTRY INTO (AMENDMENT OF) A MATERIAL DEFINITIVE AGREEMENT

             On December 30, 2004, Able Laboratories, Inc. entered into an amendment to the employment agreement between the Company and Shashikant C. Shah, the Company's Vice President of Quality and Regulatory, in connection with Mr. Shah's transition to the position of Quality Control Consultant. Under the terms of the amendment, Mr. Shah will continue to be employed by the company through June 2006 at a salary of $150,000 per year and will continue to receive employment benefits in accordance with the terms of the agreement. The amendment also provides for severance pay if his employment is terminated under certain circumstances without cause.

             On December 30, 2004, the Company entered into an amendment to the employment agreement between the Company and Nitin Kotak, the Company's Director of Finance and Accounting, in connection with Mr. Kotak's previously announced transition to Vice President, Finance and Accounting. Mr. Kotak's salary was increased to $200,000 per year.






                                   SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           ABLE LABORATORIES, INC.

                                           BY: /s/ Dhananjay G. Wadekar
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                                               Dhananjay G. Wadekar
                                               Chief Executive Officer

Date:   January 3, 2005






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